Exhibit 5


                             Dated January 10, 2003
               --------------------------------------------------


                             (1) NTL INCORPORATED
                                (FORMERLY NAMED
                           NTL COMMUNICATIONS CORP.)

                             (2) NTL EUROPE, INC.
                                (FORMERLY NAMED
                               NTL INCORPORATED)

               --------------------------------------------------

                        TRANSITIONAL SERVICES AGREEMENT
               --------------------------------------------------

INDEX


1.      DEFINITIONS.........................................................2
2.      SERVICES............................................................7
3.      ACCESS AND PREMISES................................................11
4.      PAYMENT............................................................13
5.      LIABILITY, INDEMNITY AND INSURANCE.................................15
6.      LICENCE TO USE THE TRADE MARKS.....................................18
7.      SECONDEES..........................................................20
8.      FORCE MAJEURE......................................................22
9.      CONFIDENTIALITY....................................................23
10.     DURATION OF THE SERVICES...........................................24
11.     EFFECT OF TERMINATION..............................................25
12.     DISPUTE RESOLUTION ON FEES.........................................25
13.     DAMAGES NOT AN ADEQUATE REMEDY.....................................26
14.     ENTIRE AGREEMENT...................................................26
15.     GENERAL............................................................27
16.     NOTICES............................................................28
17.     GOVERNING LAW AND JURISDICTION.....................................29

                                                                 EXHIBIT 10.5

THIS AGREEMENT is made on 10 January 2003

BETWEEN:

(1) NTL INCORPORATED, a corporation incorporated in the State of Delaware, whose principal office is located at 110 East 59th Street, 26th Floor, New York NY 10022, USA (hereinafter referred to as "New NTL"); and

(2) NTL EUROPE, INC., a corporation incorporated in the State of Delaware, whose principal office is located at 37 Purchase Street, Rye, New York, NY 10580, USA (hereinafter referred to as "Euroco").

WHEREAS:

(A) Euroco and certain of its subsidiaries (including New NTL) filed a joint reorganisation plan under Chapter 11 of the United States Bankruptcy Code on May 8, 2002 which was amended on May 24, 2002 and further amended on July 15 2002, and modified on September 5, 2002, as further amended, modified or supplemented (the "Plan");

(B) On September 5, 2002, the United States Bankruptcy Court for the Southern District of New York entered an order confirming the Plan;

(C)          The Plan was consummated on January 10, 2003;

(D) Pursuant to the Plan, Euroco and its subsidiaries have divided their current businesses and investments into two new groups, the Euroco Group and the New NTL Group, the holding companies for which are Euroco and New NTL respectively;

(E) Each party currently provides to the other certain services that the other party requires in order to carry on its business: the Euroco Group requires assistance in order to fulfil various legal, regulatory and accounting requirements and confirmation of the rights contemplated by the Plan with respect to the use of the "ntl" name and the New NTL Group requires accommodation for certain of its personnel; and

(F) Euroco and New NTL have agreed that each party will, or will procure that its subsidiaries will, provide certain services on a transitional basis to the other party and its subsidiaries on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.           DEFINITIONS

1.1          In this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

             Additional Services                                 the meaning ascribed to such term in clause 2.10;

             Additional Services Fees                            the meaning ascribed to such term in clause 4.2;

             Affiliate                                           in relation to New NTL or Euroco, any entity, other than a
                                                                 Group Company, in which either New NTL or Euroco (as the
                                                                 context requires) or any of their respective Group Companies has an economic interest;

             Business Day                                        a day (other than a Saturday or Sunday) on which clearing
                                                                 banks are open for business in the Cities of London and New
                                                                 York;

             Business Hours                                      the hours of 9 a.m. to 5 p.m. (inclusive) on any Business Day in the time zone of the relevant personnel of the relevant
                                                                 Group Company of the relevant Services Provider;

             Confidential Information                            in relation to either party, all information and materials of that party and its Group Companies and Affiliates, or held by or disclosed to that party or any of its Group Companies on a confidential basis by or on behalf of a third party, (whether oral or recorded in any written or other medium), which are or were marked or otherwise identified as confidential,
                                                                 restricted, secret or proprietary or which are or were by
                                                                 their nature, or the circumstances under which they are or were received confidential, restricted, secret or proprietary other than:

                                      2

                                                                 (a)     any information which is or becomes publicly available
                                                                         other than as a result of a disclosure in breach of
                                                                         this Agreement;

                                                                 (b)     any information which is obtained by a party or any of
                                                                         its Group Companies on a non-confidential basis from a
                                                                         source (other than from or on behalf of the other
                                                                         party or any of its Group Companies) that is not, to
                                                                         the knowledge of the receiving party or any of its
                                                                         Group Companies, prohibited from disclosing to the
                                                                         receiving party or any of its Group Companies by a
                                                                         legal, contractual or fiduciary obligation with
                                                                         respect to such information; or

                                                                 (c)     any information which the parties agree in writing
                                                                         will not be treated as Confidential Information;

             Due Date                                            the date falling 30 days after the date upon which any invoice is received by the Services Recipient from the Services
                                                                 Provider in respect of Services Fees and/or the Secondee Fees and/or the Property Fees or, if such date is not a Business
                                                                 Day, on the next following Business Day;

             Effective Date                                      the meaning ascribed to such term in the Plan;

             Euroco Fees                                         the fees payable by Euroco for the New NTL Services, as
                                                                 described in clause 4.1, any Additional Services Fees payable by Euroco to New NTL pursuant to clause 4.2 and any fees
                                                                 payable by Euroco to New NTL pursuant to clause 4.3;

             Euroco Group                                        Euroco and all its Group Companies from time to time on or after the Effective Date;

                                      3

             Euroco Occupation End Date                          the meaning given to the term in clause 3.4;

             Euroco Property                                     the meaning given to the term in clause 3.7;

             Euroco Services                                     any Additional Services which Euroco agrees to provide or
                                                                 procure pursuant to clause 2.10;

             Expert                                              the meaning ascribed to such term in clause 12.1;

             Fees                                                the Services Fees, the Secondment Fees and the Property Fees
                                                                 (or any of them);

             Force Majeure                                       the meaning ascribed to such term in clause 8.1;

             Group Company                                       in relation to New NTL or Euroco, such corporation or any
                                                                 subsidiary undertaking of such corporation and the phrases
                                                                 "Group Companies", "New NTL Group Companies" and "Euroco Group
                                                                 Companies" shall be construed accordingly;

             Loss                                                subject to clause 5.4, any damages, loss, costs, claims or expenses;

             Newcastle Logo                                      PTV's Logo (as defined in the Newcastle Sponsorship Agreement)
                                                                 for the 2002/2003 football season;

             Newcastle Sponsorship Agreement                     the sponsorship agreement entered into between (1) Newcastle
                                                                 United plc (2) Newcastle United Football Company Limited and
                                                                 (3) Premium TV Limited dated 9 December 1999, as amended by an agreement dated 12 November 2001;

             New NTL Fees                                        the Additional Services Fees payable by New NTL to Euroco
                                                                 pursuant to clause 4.2;

             New NTL Group                                       New NTL and all its Group Companies from time to time on or after the Effective Date;

             New NTL Occupation End Date                         the meaning given to the term in clause 3.7;

                                      4

             New NTL Property                                    the meaning given to the term in clause 3.4;

             New NTL Services                                    the services to be provided, or procured, by New NTL, as set out in Schedule 1, together with any Additional Services which
                                                                 New NTL agrees to provide or procure pursuant to clause 2.10;

             personnel                                           in respect of either party, that party's directors and other officers, employees, contractors, sub-contractors or agents and those of that party's Group Companies;

             Plan                                                the meaning given to it in Recital A;

             Property Fees                                       the fees payable by Euroco in respect of the New NTL Property pursuant to clause 3.5 or the fees payable by New NTL in
                                                                 respect of the Euroco Property pursuant to clause 3.8 (as the context requires);

             Secondees                                           the New NTL personnel listed in Schedule 4;

             Secondment Fees                                     the meaning given to the term in clause 7.2;

             Secondment Period                                   the meaning given to the term in clause 7.1;

             Services                                            in relation to the services to be provided or procured by New
                                                                 NTL, the New NTL Services, and, in relation to the services to be provided or procured by Euroco, the Euroco Services (or any of them);

             Services Fees                                       in relation to New NTL, the New NTL Fees, and, in relation to
                                                                 Euroco, the Euroco Fees, (as the context demands);

             Services Provider                                   New NTL (in relation to the provision of New NTL Services, the
                                                                 New NTL Property and the Secondees) and Euroco (in relation to the provision of Euroco Services and the Euroco Property);

                                      5

             Services Provider Group                             the New NTL Group (where New NTL is the relevant Services
                                                                 Provider) and the Euroco Group (where Euroco is the relevant
                                                                 Services Provider) (as the context demands) and the phrase
                                                                 "Services Provider Group Companies" shall be construed
                                                                 accordingly;

             Services Recipient                                  Euroco (in relation to the receipt of the New NTL Services, the Secondees and the occupation of the New NTL Property) and
                                                                 New NTL (in relation to the receipt of the Euroco Services and the occupation of the Euroco Property);

             Services Recipient Group                            the Euroco Group (where Euroco is the relevant Services
                                                                 Recipient) and the New NTL Group (where New NTL is the
                                                                 relevant Services Recipient) (as the context demands) and the phrase "Services Recipient Group Companies" shall be construed accordingly;

             Trade Marks                                         the trade mark comprising the adjacent letters "ntl", the
                                                                 logos set out in Schedule 3 and, in connection with the
                                                                 Newcastle Sponsorship Agreement only, the Newcastle Logo; and

             VAT                                                 Value Added Tax in the UK.

1.2 In this Agreement, any reference to a "person" shall be construed as a reference to any natural person, partnership, joint venture, corporation, limited liability company or partnership, trust, firm, association or governmental agency or department or any two or more of the foregoing.

1.3 The clause headings in this Agreement are for ease of reference only and shall not affect its interpretation.

1.4 References in this Agreement to numbered clauses or Schedules are to clauses of or Schedules to this Agreement. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the main body of this Agreement, save that, to the extent that any of the terms of the main body of this Agreement conflicts with the Schedules, the terms of the main body of this Agreement shall control.

1.5 For the purposes of this Agreement, "subsidiary undertaking" shall have the meaning ascribed thereto in the UK Companies Act 1985.

1.6 Any reference in this Agreement to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision (including all instruments, orders, regulations made thereunder or deriving validity therefrom) as in force on the Effective Date and as subsequently re-enacted or consolidated.

2.           SERVICES

2.1 In consideration of Euroco agreeing to pay the Euroco Fees to New NTL, New NTL shall provide, or procure the provision of, the New NTL Services to the Euroco Group Companies on the terms and conditions of this Agreement.

2.2 In consideration of New NTL agreeing to pay the New NTL Fees to Euroco, Euroco shall provide, or procure the provision of, the Euroco Services to the New NTL Group Companies on the terms and conditions of this Agreement.

2.3 The provision of the Services by the Services Provider to the Services Recipient Group shall be on a non-exclusive basis. This Agreement shall not preclude the Services Provider Group from providing the Services or similar services to any other person, nor shall it preclude the Services Recipient Group from obtaining, in whole or in part, Services or similar services from its own employees or other service providers.

2.4          The Services Provider shall:

             2.4.1 perform, or procure the performance of, the Services by exercising the same degree of care and skill as the Services Provider Group Companies exercise in performing the same or similar services for the Services Provider Group (and procure that its personnel providing the applicable Services shall exercise such degree of care and skill); and

             2.4.2 comply with all laws, statutes and regulations in force from time to time which are applicable to the provision of the Services,

             in each case, subject to the Services Provider having regard primarily to the commercial and legal compliance requirements of its Group Companies and to the principles set out in clause 2.9 and (in relation to New NTL) subject to any restrictions and limitations expressly set out in relation to each of the New NTL Services in column 2 of Schedule 1 or as may be agreed in respect of any Additional Services pursuant to clause 2.10.

2.5 The Services Provider shall provide the Services Recipient Group Companies, or procure that the Services Recipient Group Companies are provided, with such information and records in relation to the Services as the Services Recipient may from time to time reasonably request and, without prejudice to the generality of the foregoing, the Services Provider shall use its reasonable commercial efforts to respond during Business Hours, orally or by telephone, facsimile transmission or in writing (as appropriate) to any request for further information made by the Services Recipient.

2.6 The Services Recipient shall use its reasonable commercial efforts, and shall procure that its Group Companies shall use their reasonable commercial efforts, to take all such actions as may be reasonably necessary or desirable (including providing to the Services Provider such information as the Services Provider may reasonably require) to enable the Services Provider Group Companies to provide the Services in the manner and within the time frame required under this Agreement. The Services Recipient shall use its reasonable commercial efforts to provide that any information which it provides to the Services Provider or any of its Group Companies in order to enable the Services Provider to provide the Services is complete and accurate in all material respects when so provided by the Services Recipient and the Services Recipient shall use its reasonable commercial efforts to respond promptly and during Business Hours to any requests for guidance or instruction made by the Services Provider.

2.7 Unless otherwise agreed in writing, all employees and representatives of the Services Provider Group Companies (including the Secondees) shall be deemed for purposes of all compensation, tax, regulatory and employee benefits matters to be employees or representatives of the Services Provider Group Companies and not employees or representatives of the Services Recipient Group Companies. In performing the Services, such employees and representatives (other than the Secondees) shall be under the direction, control and supervision of, and responsible to, the Services Provider (and not the Services Recipient). The Services Provider Group Companies shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of its employees and representatives.

2.8 Without prejudice to clause 2.4, in providing the Services, the Services Provider may use such of the personnel of the Services Provider Group Companies as it deems necessary or appropriate in its reasonable discretion provided that, in relation to the New NTL personnel named in Schedule 1, New NTL shall make such personnel available (or procure that such personnel are made available) to the extent provided in Schedule 1, but subject to:

             2.8.1 any entitlement which such personnel may have from time to time to take leave pursuant to the terms of their employment with the relevant New NTL Group Company;

             2.8.2           the death of any such personnel;

             2.8.3 the right of such personnel to resign at any time from their employment with the relevant New NTL Group Company and the right of that New NTL Group Company to terminate their employment; and

             2.8.4 the absence of any such personnel from work due to sickness.

             For the avoidance of doubt, nothing in this Agreement shall oblige the Services Provider to incur any cost or liability which is not within the Services Provider's budget or business plan from time to time (recognising however the Services Fees to be paid by the Services Recipient hereunder), hire any further employees or representatives, pay any employee or representative any bonus (other than in accordance with the terms of employment of the relevant employee) or overtime which would not otherwise be paid, or employ the services of third parties including but not limited to consultants and other professional advisers, to provide the Services, in each case, except to the extent that the Services Recipient and the Services Provider agree otherwise in writing. The Services Recipient Group may retain at its own expense its own consultants, other service providers and other professional advisers. Anything contained in this Agreement to the contrary notwithstanding, New NTL shall be responsible for and shall pay when due all compensation and other payments, if any, payable to any personnel of New NTL providing Services to Euroco and to the Secondees, in each case, under the terms of employment of such persons.

2.9 The Services Provider Group shall use its reasonable commercial efforts to provide the Services Recipient Group with all Services reasonably requested by the Services Recipient Group in accordance with Schedule 1 hereto; provided, however, so long as the Services Provider Group otherwise uses its reasonable commercial efforts to provide the Services Recipient Group with such Services on a timely basis, personnel of the Services Provider shall have as their first priority all work required by the Services Provider Group; provided, further, however, that in prioritising the work to be performed by its personnel, the Services Provider Group agrees to consider and use its reasonable commercial efforts to permit its personnel to accommodate the reasonable deadlines for completion of applicable projects by the Services Recipient Group (including, without limitation, the required filings dates for documents with the United States Securities and Exchange Commission) relative to the deadlines and workload requirements for completion of projects then being undertaken by such personnel on behalf of the Services Provider Group. It is further expressly understood and agreed by the parties that, notwithstanding anything to the contrary in this Agreement or any Schedule hereto (save for clause 5.5 which shall apply in any event), neither New NTL nor any of its Group Companies, personnel or Affiliates shall have any liability whatsoever for damages as a result of a failure by the Services Provider Group to provide Services to the Services Recipient Group or related to the quality (including but not limited to the adequacy or completeness) of Services actually provided. Euroco (whether acting as principal, trustee or agent) shall, and shall procure that its Group Companies and personnel shall, expressly waive any right which it or any of them might otherwise have to any claim for damages on such basis either now or at any time in the future. For avoidance of doubt, the foregoing two sentences are not intended to prevent Euroco from exercising any right it may have under applicable law to seek injunctive relief if appropriate. The principles set out in this clause 2.9 shall control and serve as the underlying basis upon which the Services are to be made available to the Services Recipient Group and notwithstanding anything to the contrary, whether specific or general, contained in this Agreement or any Schedule hereto. In determining whether New NTL has complied with its obligations under clause 2, the parties agree that the following considerations (which reflect the basis upon which the New NTL Services are being offered to the Euroco Group and which govern the allocation of resources as between the New NTL Group and the Euroco Group) shall first be taken into account: (i) New NTL and its Group Companies may have to provide the same or similar services to other New NTL Group Companies and may be subject to commitments to provide such services to other persons, all concurrently with the provision of the Services to the Euroco Group; (ii) no personnel of the New NTL Group are solely dedicated to the provision of the New NTL Services and the personnel of New NTL shall be required to balance the provision of the New NTL Services with the fulfilment of their other duties and responsibilities and there is no obligation within this Agreement or any Schedule hereto that the New NTL Group shall be required to engage any additional employees, agents or contractors in order that its employees may be available to provide the New NTL Services; (iii) the personnel of New NTL shall have as their first priority all work required by the New NTL Group; provided, however, that in prioritising the work to be performed by its personnel, New NTL agrees to consider and use its reasonable commercial efforts to permit its personnel to accommodate the reasonable deadlines for completion of applicable projects by Euroco (including, without limitation, the required filings dates for documents with the United States Securities and Exchange Commission, which New NTL specifically acknowledges includes the filing of a report on Form 8-K for Euroco within 15 days following the Effective Date) relative to the deadlines and workload requirements for completion of projects then being undertaken by such personnel on behalf of the New NTL Group.

2.10 The parties agree that neither is under any obligation to provide any services to the other, other than those services expressly set out in Schedule 1 (in the case of New NTL) or such other additional services as the relevant Services Provider may (in its sole discretion) agree in writing to provide or procure from time to time ("Additional Services").

3.           ACCESS, PREMISES AND OCCUPATION OF ACCOMMODATION

3.1 The Services Recipient shall provide the Services Provider and (as appropriate) any personnel of the Services Provider with such access to property and computer systems of the Services Recipient Group (including passwords, software codes and swipe cards) as is reasonably necessary to enable the provision of the Services hereunder. Likewise, the Services Provider shall provide the Services Recipient and (as appropriate) any personnel of the Services Recipient with such access to property and computer systems of the Services Provider Group including passwords, software codes and swipe cards as is reasonably necessary to enable the Services Recipient Group to take the benefit of the Services, subject, in each instance, to the Services Recipient complying and procuring that its Group Companies and personnel comply with all reasonable security measures which the Services Provider notifies to it from time to time. The parties shall co-operate with each other to such extent as is reasonably necessary for the purposes of internal audit, security procedures (including confidentiality protection) and fraud management.

3.2 The Services Recipient shall take or shall procure the taking of such steps as may be reasonably necessary to ensure the safety of the personnel of the Services Provider during their visit to any of the premises of the Services Recipient Group for the purposes of this Agreement.

3.3 The Services Provider shall procure that in the provision of the Services, its personnel:

             3.3.1 follow any reasonable security, health and safety and other procedures prevailing in respect of any property to which such individuals are permitted access for the purpose of carrying out the Services and which are notified to it by the Services Recipient Group from time to time; and

             3.3.2 restrict their activities to those areas of the property to which they have been granted access and which are necessary or incidental to the carrying out of the Services from time to time and shall not enter any other areas without the consent of the Services Recipient or any of its Group Companies or appropriate on-site supervisory personnel.

3.4 New NTL shall, subject to Euroco complying with clause 3.5, continue to make available to Euroco the residential property being used by Mr Gregg in London immediately prior to the Effective Date ("New NTL Property"), until the earliest to occur of the expiry or renewal or earlier determination of the relevant lease (in relation to each property the "Euroco Occupation End Date").

3.5 Euroco shall pay to New NTL fees equal to all costs and liabilities incurred by the New NTL Group in relation to the New NTL Property arising in respect of the period commencing on the Effective Date and expiring on the relevant Euroco Occupation End Date. Such fees shall be payable to New NTL by Euroco on or before the Due Date. Euroco covenants to indemnify and keep indemnified the New NTL Group against any Loss suffered by the New NTL Group arising out of any breach of this clause 3.5 by Euroco.

3.6 New NTL shall take or omit to take all such action as Euroco may reasonably request in respect of the New NTL Property, save that this clause 3.6 shall not extend to include extending or transferring the lease granted in relation to such property or acting in breach of such lease.

3.7 Euroco shall, subject to New NTL complying with clause 3.8, continue to make available to New NTL the residential property being used by Mr Knapp in London immediately prior to the Effective Date ("Euroco Property") until the earliest to occur of the expiry or renewal or earlier determination of the lease relating to such property (the "New NTL Occupation End Date").

3.8 New NTL shall pay to Euroco fees equal to all costs and liabilities incurred by the Euroco Group in relation to the Euroco Property arising in respect of the period commencing on the Effective Date and expiring on the New NTL Occupation End Date. Such fees shall be payable to Euroco by New NTL on or before the Due Date. New NTL covenants to indemnify and keep indemnified the Euroco Group against any Loss suffered by the Euroco Group arising out of any breach of this clause 3.8 by New NTL.

3.9 Euroco shall take or omit to take all such action as New NTL may reasonably request in respect of the Euroco Property, save that this clause 3.9 shall not extend to include extending or transferring the lease granted in relation to such property or acting in breach of such lease.

4.           PAYMENT

4.1 The fees payable by Euroco to New NTL in respect of each of the New NTL Services (other than any Additional Services) shall be calculated on the basis described in the third column of the table set out opposite such service in Schedule 1.

4.2 The fees payable by the Services Recipient to the Services Provider in respect of any Additional Services which the Services Provider agrees to provide or procure pursuant to clause 2.10 ("Additional Services Fees"), shall, in the absence of agreement be equal to the documented cost (which, for the avoidance of doubts, shall take into account not only the compensation payable to such personnel as may provide the Additional Services but also general overhead costs in respect of such personnel (including, but limited to, the provision of equipment, materials, property and services required by such personnel to provide such Services)) to the Services Provider Group of providing such Additional Services (based on the proportion of time spent by the relevant personnel of the Services Provider in providing such Additional Services as against the time spent by such personnel on matters which do not relate to the Services).

4.3          As provided in the Tax Sharing Agreement (as defined in clause
             14.1 of this Agreement) Euroco and the Euroco Affiliates (as defined in the Tax Sharing Agreement) will pay to New NTL an amount equal to 14.5% of the Tax Return Costs. The "Tax Return Costs" shall be the costs associated with the preparation and filing of any Tax Return (as defined in the Tax Sharing Agreement) pursuant to section 1.1 of the Tax Sharing Agreement to which Euroco is a party, including the Consolidated Returns (as defined in the Tax Sharing Agreement) for 2001 and 2002.

             Tax Return Costs shall include, but shall not be limited to, the aggregate of (i) the cost to the New NTL Group of making available its personnel to carry out such work (which cost shall not exceed $23,887 in total) and (ii) any documented out of pocket costs and expenses incurred by the New NTL Group in preparing and filing the Tax Returns including the Consolidated Returns (other than the payment of any Taxes (as defined in the Tax Sharing Agreement)). In addition to paying 14.5% of the Tax Return Costs, Euroco shall also reimburse New NTL for all costs (other than Tax Return Costs) incurred by the New NTL Group in assisting Euroco or any of Euroco's Group Companies or Affiliates, in each case from time to time, in preparing any return or document, in co-operating with Euroco in accordance with section 8.2 of the Tax Sharing Agreement, or in providing any information or documents on any other matter whatsoever relating to taxation including, but not limited to, valuations, structures, characteristics, attributes and correspondence (the "Additional Tax Costs"). The Additional Tax Costs shall be the aggregate of (i) the cost to the New NTL Group of making available its personnel to carry out such additional work and
             (ii) any documented out of pocket costs and expenses incurred by the New NTL Group in carrying out such work. For the purpose of calculating the Tax Return Costs and the Additional Tax Costs in accordance with this clause 4.3 only, the cost to New NTL of making available its personnel to carry out work for Euroco and/or the Euroco Affiliates shall be calculated by reference to the hourly charge-out rates of such personnel, the hourly rate for Jeni Sarson being US$ 238.87 and the hourly charge-out rate for all other New NTL personnel being US$ 219.38.

4.4 The Services Recipient shall, subject to the receipt of a valid invoice which shall be rendered monthly in arrears, pay to the Services Provider the Services Fees and (in the case of Euroco only) the Secondee Fees, in each case, due in respect of the previous month on or before the Due Date.

4.5 All Fees payable under this Agreement shall be paid in US dollars. Where any Fee is calculated on the basis of an amount denominated in a currency other than US dollars, such amount shall be converted to US dollars by reference to the noon buying rate as quoted by the Federal Reserve Bank of New York on the Business Day immediately prior to the date of the relevant invoice.

4.6 Separate invoices shall (but only at the Services Recipient's request) be provided in respect of each of the types of service itemised in Schedule 1 (in relation to the New NTL Services), in respect of each of the Additional Services (as appropriate) and in respect of any amounts charged to Euroco pursuant to clause
             4.3. All invoices in respect of Services Fees shall include both a reasonably detailed description of the Services provided or, in relation to amounts charged to Euroco and Euroco Affiliates by New NTL pursuant to clause 4.3, a reasonably detailed description of the work carried out by New NTL personnel pursuant to the Tax Sharing Agreement and a summary of the time spent by the Services Provider's personnel in providing such Services or in carrying out such work under the Tax Sharing Agreement (as the case may be).

4.7 Unless otherwise stated, all amounts referred to in this Agreement are exclusive of taxes or charges which may be applicable, which shall be payable at the appropriate rate on the same date as any payment to which such taxes or other charges relate. For the avoidance of doubt, the parties acknowledge that any Services provided to a Services Recipient Group and/or the provision of Secondees to Euroco Group and/or the use of the New NTL Property by Euroco and/or the use of the Euroco Property by New NTL may, in each instance, be liable to VAT.

4.8 The Services Provider shall give to the Services Recipient such information as the Services Recipient may reasonably require in order to verify the accuracy of the calculation of the Fees. The parties agree that, in relation to any Fees which are calculated by reference to the proportion of time spent by the Service Provider's personnel in providing such Services as against the time spent by such personnel on other matters, a signed acknowledgement by each of the relevant personnel of the amount of such time is (in the absence of fraud) all that may be reasonably required with respect to any dispute as to time spent. If the Services Recipient disputes in good faith the accuracy of any invoice or the calculation of any Fees, the undisputed portion shall be paid and the parties shall resolve the disputed portion in accordance with the dispute resolution procedure set out in clause 12 and the amount(s) of the invoice relating to the disputed item(s) of the Fees shall not be payable until the matter has been resolved or determined in accordance with clause 12.

4.9 If any sum is not paid or is disputed in accordance with the dispute resolution procedure set out in clause 12 on or before the Due Date, without prejudice to any other rights or remedies which it may have, the Services Provider reserves the right to charge interest on such sum (or, in the case of a dispute, on such sum as is subsequently determined or agreed to be payable) on a daily basis from the Due Date to the date of actual payment at the rate of 2% above the Prime Rate as identified in the Wall Street Journal from time to time.

5.           LIABILITY, INDEMNITY AND INSURANCE

5.1 Subject to clauses 5.2 to 5.5 (inclusive), if the Services Provider Group Companies fail to exercise the required degree of skill and care (as provided in clause 2) in the performance of any of the Services, or are otherwise in material breach of the Services Provider's obligations under this Agreement, the Services Provider shall, at the request of the Services Recipient and at the Services Provider's own expense, carry out, or procure that there is carried out, within a reasonable period such repeat or remedial services as shall reasonably be required by the Services Recipient to ensure that the relevant Services are carried out (save only as to the time of their performance) as originally planned or as agreed between the parties. In addition, if any dispute arises between the parties out of or in relation to this Agreement with respect to the Service Provider Group's failure to provide any Services or the quality of Services provided, then upon the request of either party the parties shall attempt to resolve such dispute promptly by negotiation between executive officers who have authority to settle the dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

5.2 Subject to clause 5.5, the liability of the New NTL Group to the Euroco Group for Loss caused or contributed to by the New NTL Group and arising out of or in connection with this Agreement will in no circumstances whatsoever exceed $US 1.5 million in the aggregate whether such liability arises in contract, tort, negligence, misrepresentation, breach of statutory duty or securities regulation or otherwise howsoever, and whether such Loss is caused by or arises from a breach of a fundamental or other term of this Agreement.

5.3 Subject to clause 5.5, the liability of the Euroco Group to the New NTL Group for Loss caused or contributed by the Euroco Group and arising out of or in connection with this Agreement will in no circumstances whatsoever exceed $US 1.5 million in the aggregate whether such liability arises in contract, tort, negligence, misrepresentation, breach of statutory duty or securities regulation or otherwise howsoever, and whether such Loss is caused by or arises from a breach of a fundamental or other term of this Agreement.

5.4 Subject to clause 5.5, neither party (nor their respective Group Companies) nor the officers, directors, employees, stockholders, partners, representatives, consultants or agents of either party (or their respective Group Companies) shall be liable to the other party (or their respective Group Companies) or any of their respective officers, directors, employees, stockholders, partners, representatives, consultants or agents for any loss of profits, revenue, business, goodwill or anticipated savings (whether direct or indirect) nor any indirect, incidental, consequential or special damages, loss, costs, claims or expenses howsoever arising. Both parties recognise that nothing in this Agreement constitutes an absolute obligation to provide any of the Services and that the sole extent of the parties' obligations is expressly qualified as set out in clauses 2.4 and 2.9. The parties further recognise that, to the extent that the provision of any Services is reliant on the timely provision of information from the Services Recipient Group to the Services Provider Group, the Services Provider Group shall have no liability to the extent that the Services cannot or have not been provided to the Services Recipient Group due to the delayed provision of information or the provision of inaccurate or insufficient information by the Services Recipient Group.

5.5 Nothing in this Agreement shall exclude or restrict the liability of either party or any of their respective Group Companies or personnel for fraud or death or personal injury resulting from their negligence or the negligence of their personnel arising in connection with the provision of the Services or otherwise.

5.6          Euroco shall indemnify:

             5.6.1 all personnel of New NTL performing any of the New NTL Services in respect of any Loss suffered or incurred by such personnel to the extent arising out of or in connection with the provision of the New NTL Services, in each case, to the same extent as any such personnel would be indemnified if such personnel were an employee of Euroco, except to the extent that any such Loss resulted from a breach by New NTL of its obligations hereunder;

             5.6.2 the New NTL Group Companies in respect of any Loss suffered or incurred by such New NTL Group Companies to the extent arising out of or in connection with the provision of the New NTL Services, except to the extent that any such Loss resulted from a breach by New NTL of its obligations hereunder.

5.7 Where in connection with this Agreement, Euroco undertakes any obligation in respect of any New NTL Group Companies (other than New NTL) or any personnel of New NTL, Euroco unconditionally and irrevocably acknowledges and agrees that New NTL is entering into this Agreement and accepting the benefit of such obligations not only for itself but also as agent and trustee for such persons. Where in connection with this Agreement, New NTL undertakes any obligation in respect of any Euroco Group Companies (other than Euroco) or any personnel of Euroco, New NTL unconditionally and irrevocably acknowledges and agrees that Euroco is entering into this Agreement and accepting the benefit of such obligations not only for itself but also as agent and trustee for such persons.

5.8 For the avoidance of doubt, where the Services require any personnel of New NTL to act as directors or officers of any Euroco Group Company or any Affiliate of Euroco, New NTL's sole responsibility shall be to make such personnel available to the Euroco Group (subject to the right of any such personnel to resign at any time from their employment with the relevant New NTL Group Company and/or to resign from their position as a director or officer of the relevant Euroco Group Company or Affiliate of Euroco and subject to the unavailability of personnel who die or are absent from work due to sickness or holiday entitlement) and the New NTL Group shall not be responsible or liable for the acts and omissions of such personnel as directors or officers of any Euroco Group Company or any Affiliate of Euroco. Euroco shall effect and maintain at all times during the period when such New NTL personnel are acting in such capacity directors' and officers' liability insurance in form and extent consistent with Euroco's past practice and shall procure that such personnel of New NTL so acting shall be listed on such insurance as beneficiaries of the same. Euroco shall supply such information as New NTL may reasonably require from time to time to enable New NTL to satisfy itself that the insurance which Euroco is required to maintain pursuant to this clause 5.8 is being maintained.

6.           LICENCE TO USE THE TRADE MARKS

6.1 The parties acknowledge that, among other things, the Plan provides that, on the Effective Date, Euroco shall change its name to NTL Europe, Inc. and, that the Disclosure Statement dated 15 July 2002 distributed to, inter alia, creditors and securities holders of Euroco and New NTL envisaged that New NTL would permit Euroco to use the "ntl:" logo and the NTL name on a transitional basis.

6.2 Subject to the restrictions set out in clause 6.3, New NTL hereby grants to Euroco and each member of the Euroco Group using the "ntl" name immediately prior to the Effective Date a non-exclusive, royalty-free, licence to use the Trade Marks as part of their corporate names and in connection with the operation of their respective businesses but only to the same extent and in the same manner as used by such members during the six months prior to the Effective Date and, for the avoidance of doubt, not in respect of any business or in any manner not carried on during such period. The term of the foregoing licence shall be as follows (the "Licence Term"): (a) with respect to the use of the "ntl:" logo other than as part of the corporate name of Euroco or any member of the Euroco Group and other than in connection with the Newcastle Sponsorship Agreement, the foregoing licence shall be for a period of six (6) months from the Effective Date; (b) with respect to the use of the Newcastle Logo the foregoing licence shall subsist for the remainder of the 2002/2003 football season; and (c) with respect to the use of "ntl" as part of the corporate name of

             Euroco and each other member of the Euroco Group using the NTL name as part of its corporate name immediately prior to the Effective Date only, such licence shall be for a period commencing on the Effective Date and ending on the first to occur of (i) the date on which more than 50% (whether by a single transaction or by a series of connected transactions) of the voting securities of Euroco or the applicable member of the Euroco Group are sold or transferred to an unaffiliated third party (or two or more such third parties who actively co-operate to secure such sale or transfer), (ii) the date on which Euroco or the applicable member of the Euroco Group cease to conduct any business and (iii) in relation to any Euroco Group Company using "ntl" as part of its corporate name immediately prior to the Effective Date which is a holding company incorporated in the United States or an operating company incorporated in the United Kingdom or Europe (the "Core Euroco Entities"), the date which is six months following the Effective Date if commercially reasonably practicable or as soon thereafter as Euroco reasonably believes is commercially reasonably practicable, but in no event later than the first anniversary of the Effective Date or, in relation to any other Euroco Group Companies using "ntl" as part of its corporate name immediately prior to the Effective Date (the "Non-Core Euroco Entities") and subject to clause 6.6, the third anniversary of the Effective Date. Euroco agrees that, with effect from the date which is 14 days after the Effective Date, it will include and will procure that each of the Core Euroco Entities and Non-Core Euroco Entities will include, in each case, for as long as the company in question continues to use "ntl" as part of its corporate name, a reference, by footnote or otherwise, on all letterhead, stationary and other similar identifying documents, that it is not affiliated with New NTL.

6.3 Euroco shall use its reasonable commercial efforts to, except as permitted by this Agreement or as otherwise consented to in writing by New NTL:-

             6.3.1 prevent any person to use any mark or name confusingly similar to the Trade Marks in connection with any telecommunication and data transmission services in Europe;

             6.3.2 not make any representation or do any act which reasonably could be expected to imply an existing connection between Euroco and New NTL or between their respective Group Companies (including, for the avoidance of doubt, using the adjacent letters "ntl" in the name of any of its Group Companies).

6.4 New NTL may, without prejudice to any other rights which it may have, forthwith upon giving notice terminate the licence granted in clause 6.2 if Euroco challenges the validity of or entitlement of New NTL to use any of the Trade Marks or breaches any of the terms of clause 6.3.

6.5 Without prejudice to clause 6.6, upon expiry of each applicable Licence Term specified in clause 6.2 or upon earlier termination of the licence granted in clause 6.2 in accordance with clauses 6.4, 8.3 or 10.3:

             6.5.1 all rights granted to Euroco pursuant to this clause 6 shall cease and Euroco and its Group Companies shall cease to use the Trade Marks for any purpose;

             6.5.2 Euroco shall take all required steps to change its name and procure that the names of each of its relevant Group Companies are changed so that they do not include the "ntl" name as promptly as possible; and

             6.5.3 Euroco shall deliver up to New NTL or, at New NTL's request, destroy (or procure the delivery up or destruction of) all stationery, signs or other materials bearing the Trade Marks.

6.6 Notwithstanding clause 6.2 above, Euroco shall use its reasonable commercial efforts to take all required steps to change the names of the Non-Core Euroco Entities (as defined in clause 6.2 above) as promptly as possible following the expiry of a six month period commencing on the Effective Date.

7.           SECONDEES

7.1 New NTL shall procure that, with effect from the Effective Date, the Secondees are seconded to Euroco for the period of time set out against the names of such individuals in the second column of the table contained in Schedule 4 (in relation to each individual, the "Secondment Period").

7.2 During the Secondment Period, Euroco shall pay to New NTL, in accordance with clause 4, the following fees in respect of the Secondees (the "Secondment Fees"):

             7.2.1 the fees set out against the name of the relevant individual in the third column of the table contained in Schedule 4;

             7.2.2 an amount equal to any bonus payable by the New NTL Group to the Secondees to the extent that:

                             (a) such bonus relates to services performed by the Secondee to Euroco or another member of the Euroco Group during the Secondment Period; and

                             (b) the amount of such bonus is approved in advance in writing by Euroco; and

             7.2.3 any out of pocket expenses (including hotel, travel, entertainment and car hire expenses) incurred by the Secondee in the performance of services for the Euroco Group.

             In the case of Hamid Heidary, David McGowan and Steve Wagner, Euroco shall have the right to direct and cause any of these secondees to provide their services to and report to managers at iesy, in which case Euroco may cause the applicable fees to be paid for by iesy.

7.3 New NTL agrees to use its reasonable commercial efforts to retain as employees the Secondees during the Secondment Period.

7.4 During the Secondment Period, the Secondees shall be under the day to day control of Euroco, in particular in relation to the allocation and performance of the services for the Euroco Group and shall be subject to the working practices of, and take instructions from, Euroco.

7.5 New NTL does not warrant the suitability of the Secondees to carry out services for the Euroco Group and Euroco acknowledges that it has satisfied itself that the Secondees are acceptable to it.

7.6 Euroco shall not at any time during the Secondment Period through any act or omission directly or indirectly cause a breach of the contract of employment between New NTL and the relevant Secondee, or any of the employment policies relating thereto.

7.7 Euroco shall indemnify and keep indemnified the New NTL Group and the Secondees against any Loss (including, in relation to New NTL Group, any settlement costs and expenses) made against or incurred or suffered by the New NTL Group and/or such Secondee arising out of or in connection with the secondment of the Secondee to Euroco or the provision of services by the Secondee for the Euroco Group or Euroco's Affiliates, regardless of the date on which such Loss arises or is suffered or incurred.

7.8          The obligations of New NTL are subject to:

             7.8.1 any entitlement which the Secondee may have from time to time to take leave pursuant to the terms of their employment with the relevant New NTL Group Company;

             7.8.2           the death of any Secondee;

             7.8.3 the right of the Secondee to resign at any time from their employment with the relevant New NTL Group Company and, without prejudice to clause 7.3, the right of that New NTL Group Company to terminate their employment; and

             7.8.4 the absence of any Secondee from work due to sickness.

7.9 The Secondment Fees payable by Euroco shall be payable notwithstanding the absence of any Secondee for the reasons detailed in 7.8.1 and 7.8.4 above; provided that, anything contained in this Agreement to the contrary notwithstanding, with respect to any Secondee, the applicable "Secondment Period" shall terminate immediately upon the occurrence of any of the events referred to in clauses 7.8.2 or 7.8.3.

8.           FORCE MAJEURE

8.1 In this Agreement, "Force Majeure" shall mean any event or circumstance preventing or delaying a party from performing all or any of its obligations under this Agreement, which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the party so affected, including (without limitation) acts of God, war, riot, civil commotion, terrorist acts, explosions, third party telecommunications failures, malicious damage, fires, floods or storms.

8.2 If a party or any of its Group Companies is prevented from or delayed in the performance of any of its obligations under this Agreement by Force Majeure, that party shall forthwith serve notice in writing on the other party specifying the nature and extent of the circumstances giving rise to Force Majeure, and shall, subject to service of such notice, have no liability in respect of the failure to perform such of its obligations as are prevented by the Force Majeure during the continuation of such Force Majeure, and for such time after it ceases as is necessary for that party. In the event of any failure, interruption or delay in the performance of any of its obligations under this Agreement by Force Majeure or otherwise, the Service Provider shall, and shall procure, that its Group Companies shall, use all reasonable endeavours, to recommence its affected operations and perform its obligations under this Agreement as soon as reasonably possible.

8.3 If a party is prevented by Force Majeure from the performance of its obligations under this Agreement for a continuous period in excess of 20 Business Days, the other party may terminate this Agreement forthwith insofar as it relates to the particular Service and/or the Secondees and/or the New NTL Property and/or the Euroco Property and/or the Trade Mark licence, in each instance, affected by such Force Majeure, on service of written notice upon the party so prevented. If a party is prevented by Force Majeure from the performance of its obligations under this Agreement, neither party shall have any liability to the other PROVIDED THAT rights and liabilities that accrued prior to such termination shall continue to subsist.

9.           CONFIDENTIALITY

9.1 Subject to clause 9.2, each party shall, and shall procure that its Group Companies shall, treat in confidence the other's Confidential Information and shall not:

             9.1.1 disclose in whole or in part Confidential Information to any person not party to this Agreement;

             9.1.2 use Confidential Information for a purpose other than for the exercise of its rights or the performance of its obligations under this Agreement.

9.2 Notwithstanding the provisions of clause 9.1, each party may disclose Confidential Information:

             9.2.1 to its own personnel and to any of its Group Companies to the extent required for the proper performance of this Agreement provided that such party shall procure compliance by such personnel or Group Company with clause 9.1 as if such persons were bound thereby and provided further that the liability for disclosure or use of such Confidential Information in breach of clause 9.1 by such personnel or Group Company shall remain with each party;

             9.2.2 to its professional advisers and financial backers or those of any of its Group Companies under conditions of confidentiality (it being acknowledged that any fiduciary relationship between a legal adviser and its client includes a satisfactory condition of confidentiality); or

             9.2.3 to the extent required by law or any regulatory requirement or by any regulatory authority (including, without limitation, the Securities and Exchange Commission, the UK Financial Services Authority, the UK Listing Authority, NYSE, NASDAQ and NASDAQ Europe).

9.3 Upon termination of this Agreement, each party shall ensure that all Confidential Information obtained under or in connection with this Agreement that belongs to the other party or the other party's Group Companies in whatever medium the same is recorded or held is deleted or destroyed upon the other party's request.

9.4 Upon request and, in any event, upon the second anniversary of this Agreement, each party shall ensure that all other Confidential Information belonging to the other party in whatever medium the same is recorded or held is deleted or destroyed.

10.          DURATION OF THE SERVICES

10.1 Subject to clauses 10.2 and 10.3, the New NTL Services (other than any Additional Services) shall be provided with effect from the Effective Date and thereafter for the period specified in relation to such Services in the fourth column of the table set out in Schedule 1. Each of the Additional Services shall be provided for the period to which the parties agree in writing in relation to that service pursuant to clause 2.10.

10.2 The Services Recipient may require the cessation of the Services or any one or more of them upon giving not less than 20 Business Days' notice to the Services Provider.

10.3 Either party ("the first party") may forthwith upon giving notice to the other party terminate this Agreement (or any part of it) on the happening of any of the following events:

             10.3.1 if the other party commits a material breach of any of the provisions of this Agreement and fails to remedy such breach within 15 Business Days of a notice from the first party specifying the breach and requiring the same to be remedied;

             10.3.2 if the other party commits such a material breach as is referred to in clause 10.3.1 which is incapable of remedy.

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

11.          EFFECT OF TERMINATION

             Upon termination of this Agreement, the provisions of clauses 1, 3, 4, 5, 9, 11, 12, 13, 14, 15, 16 and 17 shall survive and such termination shall be without prejudice to any other rights which either party may have under this Agreement and without prejudice to any rights which either party may have that accrued prior to the date on which the termination takes effect.

12.          DISPUTE RESOLUTION ON FEES

12.1 If any dispute or difference arises between the parties out of or relating to this Agreement with respect to any calculation of the Fees payable to the Services Provider under this Agreement, then the parties shall attempt to resolve such dispute promptly by negotiation between executive officers who have authority to settle the dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. If the dispute has not been resolved by executive officer negotiation within 30 days of the commencement of such executive officer negotiation, then upon written notice of either party to the other party such dispute shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. Within ten (10) Business Days after the commencement of arbitration by either party (the "Commencement Date"), the parties shall agree upon a person who has an accounting background and is qualified in making cost allocation determinations similar to those made under Schedule 1 of this Agreement, as applicable (the "Qualifications") to act as the arbitrator. If the parties are not able to mutually agree on an arbitrator within ten (10) Business Days after the commencement Date (the "First Selection Period"), each party shall then have seven (7) Business Days from the expiration of the First Selection Period (the "Second Selection Period") to select one person who, in the reasonable determination of such party, meets the Qualifications, and the two persons so selected shall, within seven (7) Business Days of the last to be appointed (the "Third Selection Period"), select an arbitrator who meets the Qualifications to act as the arbitrator. If a party fails to select a person within the Second Selection Period as required above, the person selected by the other party who, in the reasonable determination of that party, meets the Qualifications, shall serve as the arbitrator. If, however, both parties select a person within the Second Selection Period who, in the reasonable determination of each of the parties, meets the Qualifications, but the two persons so selected by the parties are unable or fail to agree upon the arbitrator within the Third Selection Period, the parties shall, immediately upon the expiration of the Third Selection Period, provide a written request to the AAA, and the arbitrator shall be selected by the AAA within seven (7) Business Days of receipt of such written request. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English. The prevailing party in the arbitration shall be entitled, in addition to such other relief as may be granted, to its reasonable attorney's fees and other costs reasonably incurred in such arbitration. The parties specifically agree to be bound by the decisions rendered by the arbitrator and agree not to submit a dispute subject to this clause 12.1 to any international, national, federal, state, provincial, local or other court or arbitration association, except as may be necessary to enforce the decision rendered by the arbitrator.

12.2 The parties will provide the Arbitrator with such information as the Arbitrator may reasonably require for the purposes of his determination within the time limits set forth by him. If either party claims any such information to be confidential to it then, provided in the reasonable opinion of the Arbitrator that party has properly claimed the same as confidential, the Arbitrator will not disclose such information to the other party or to any third party.

13.          DAMAGES NOT AN ADEQUATE REMEDY

             The parties acknowledge that their remedies at law for any breach of any obligation of confidentiality, infringement, misappropriation or misuse of any intellectual property right or threatened breach would be inadequate and, in recognition of this fact, upon such breach or threatened breach, either party, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to immediately seek or obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

14.          ENTIRE AGREEMENT

14.1 Except for the Tax Sharing Agreement (the "Tax Sharing Agreement") and the Demerger Agreement ("Demerger Agreement") each of even date and entered into by the parties, this Agreement supersedes and terminates all prior agreements and arrangements (including those discussed in the Plan) relating to the provision of the New NTL Services by New NTL to the Euroco Group and the provision of the Euroco Services by Euroco to the New NTL Group, the secondment of the Secondees to the Euroco Group, the provision of the New NTL Property to Euroco and the provision of the Euroco Property to New NTL, the payment of the Tax Return Costs and Additional Tax Costs (in both cases, as defined in clause 4.3), and the licensing of the Trade Marks to Euroco, which may have been made by the parties either orally or in writing and sets forth the entire agreement between the parties in relation to the same. To the extent any conflict arises between the terms of this Agreement on the one hand and the terms of the Tax Sharing Agreement or the Demerger Agreement on the other, the terms of the Tax Sharing Agreement or the Demerger Agreement (as appropriate) shall control. All other terms, conditions, indemnities and warranties whether express or implied, statutory or otherwise and (subject to clause 14.3) all representations whether made orally or in writing are hereby excluded save to the extent that the same appear in this Agreement or are specifically agreed hereafter in writing by the parties. The foregoing shall not restrict the ability of New NTL Group Companies and Euroco Group Companies to enter into separate arrangements with respect to the provision of technical assistance to NTL Broadcasting (Thailand) Limited and NTL Broadcast Sdn Bhd.

14.2 Without prejudice to the generality of the foregoing, each of the parties acknowledges that it has not been induced to enter into this Agreement by a statement or promise that is not set out in this Agreement.

14.3 This clause 14 shall not exclude any liability for fraudulent misrepresentation.

15.          GENERAL

15.1 No failure, delay or indulgence on the part of any party in exercising any power or right under this Agreement shall operate as a waiver of such power or right.

15.2 No single or partial exercise of any power or right by any party shall preclude any other or further exercise thereof or the exercise of any other such power or right under this Agreement.

15.3 Any specific rights or remedies conferred on the parties under this Agreement are non-exclusive and are in addition to and without prejudice to all other rights and remedies which any such party may have available to it against the other or otherwise.

15.4 Subject to clauses 15.5 and 15.6, neither party shall, without the prior written consent of the other, assign, mortgage, charge, declare a trust over, transfer or otherwise, dispose of any of its rights or obligations under this Agreement.

15.5 Notwithstanding clause 15.4, New NTL may at any time, without Euroco's consent, assign any of its rights under this Agreement to any of its Group Companies

             (provided that it notifies Euroco as soon as reasonably practicable following such assignment).

15.6 Notwithstanding clause 15.4, Euroco may at any time, without New NTL's consent, assign any of its rights under the Agreement to any Euroco Group Company which is a wholly owned undertaking of Euroco provided that:

             15.6.1 if such assignee ceases to be a wholly owned undertaking of Euroco it shall forthwith re-assign its rights under this Agreement to Euroco or to any other wholly owned undertaking of Euroco;

             15.6.2 Euroco shall notify New NTL of any such assignment (or, in the case of 15.6.1, re-assignment) as soon as reasonably practicable following such assignment (or re-assignment, as the case may be).

15.7 No variation of this Agreement shall be effective unless made in writing signed by or on behalf of each of the parties and expressed to be such a variation.

15.8 Nothing in this Agreement shall create, or be deemed to create, a joint venture, contract of employment, partnership, agency or other similar relationship between the parties or any of their respective Group Companies and each party agrees not to contend or represent to the contrary.

15.9 This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit in any way either party's indemnification obligations under this Agreement.

16.          NOTICES

16.1 Any notice, consent, statement, request or approval (a "Notice") to be given under this Agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be sent to the party to be served at the address or to the fax number set out in Schedule 2, and the Notice shall be marked for the attention of the person named for the purpose in Schedule 2. Any alteration in such details shall, to have effect, be notified to the other party in accordance with this clause 16.

16.2 Service of a Notice must be effected by one of the following methods (for the avoidance of doubt, a Notice shall not be validly served if sent by e-mail):

             16.2.1 by prepaid first-class post. In proving service, it shall be sufficient to prove that the envelope containing the Notice was correctly addressed, postage paid and posted; or

             16.2.2 by sending it by fax (provided a hard copy of any such fax is despatched by post within 24 hours of transmission). In proving service by fax, it shall be sufficient to prove that the fax was sent to the fax number specified in Schedule 2 of the party to whom it was sent and that there was no evidence that such transmission was interrupted or otherwise incomplete.

16.3 A Notice shall be deemed to have been received (in the case of first-class post), on the fourth Business Day after the date of posting, and (in the case of delivery by fax), on the first Business Day after the date of transmission.

17.          GOVERNING LAW AND JURISDICTION

             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that state. Without prejudice to clause 12, which shall govern with respect to the matters set forth in clause 4 each of the parties (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of New York or a New York State court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             This Agreement has been duly executed by the parties on the date set out above.


                                                                          SCHEDULE 1

                                                                  New NTL Services and Fees

For the avoidance of doubt, the New NTL Services described in this Schedule are expressly qualified by clause 2.9 of the Agreement

------------------------------ ---------------------------------------------------------------------------------
        Service Type                                             Description
------------------------------ ---------------------------------------------------------------------------------
Accounting                     New NTL shall make the services of Gregg Gorelick available to train and advise
                               Euroco's Controller or Accounting Manager in connection with the accounting functions at Euroco (including, but not limited to, the consolidation of the results of the members of the Euroco Group).  In that regard, New NTL expressly acknowledges that  Euroco will be required to file a report on Form 8-K within fifteen days following the Effective Date.

                               Euroco acknowledges and agrees that all decisions relating to the disclosure, content and presentation of the accounts and reports referred to above shall be made by, and shall be the responsibility of, Euroco and that neither the New
                               NTL Group Companies nor New NTL's  personnel shall have any liability for any such decisions.

                               Subject to the following paragraph, in the event Euroco provides a written notice that is executed by the Chief Executive Officer and the Principal
                               Accounting Officer of Euroco to New NTL on or prior to February 21, 2003 that
                               Euroco is required under the rules and regulations of the Securities Exchange
                               Act of 1934, as amended (the "1934 Act") to include audited financial statements and other audited and unaudited financial information and related textual (including management discussion and analysis) and footnote disclosure with respect to the New NTL Group Companies (the "Information") in Euroco's
                               Annual Report on Form 10-K for the year ended December 31, 2002 and any required amendments thereto (the "Euroco 2002 Form 10-K"), New NTL shall make available to Euroco (subject to any customary hold harmless letters in relation to working papers) the Information New NTL reasonably believes necessary, after consultation with the Principal Accounting Officer of Euroco and Euroco's outside auditor, in order for Euroco to make such filing with the SEC in material compliance (solely with respect to the Information) with the requirements of Form 10-K.  Notwithstanding the matters set forth in the immediately preceding sentence, New NTL expressly disclaims any responsibility, obligation, duty or liability for the compliance by Euroco of Euroco's obligations under the 1934 Act relating to, arising out of, or in connection with the Euroco 2002 Form 10-K or any other filing or correspondence with or documents furnished to the SEC, except solely for the Information in the form made available to Euroco for inclusion in the Euroco 2002 Form 10-K.  The
                               Information provided to Euroco and its advisors shall remain Confidential
                               Information save in so far as, and until, it is (1) included in any filing by
                               New NTL with the SEC pursuant to New NTL's filing obligations under the 1934
                               Act or (2) approved in form and content by an authorized officer of New NTL for use in the Euroco 2002 Form 10-K (such approval not to be unreasonably withheld).


                               After consultation by Euroco with its outside auditors, Euroco agrees to expeditiously use its best efforts to obtain or cause to be obtained (although there can be no assurance) an exemption (which may take the form of no-action relief) (the "Exemption") from the Staff of the SEC (which may include, among others, the Office of Chief Accountant or the Accounting Division of the SEC)
                               to the requirement under the 1934 Act to include the Information in the Euroco
                               2002 Form 10-K.  At the request of Euroco or its advisors, New NTL agrees to reasonably cooperate with Euroco and its advisors in the obtaining of the
                               Exemption; provided that Euroco keeps New NTL and its advisors informed
                               (including providing any written documentation (including electronic correspondence) or appropriate summaries of oral conversations with the SEC and others) on a real-time basis of the status and timing of obtaining of, and the form and content of, the Exemption.

Chart Continued

------------------------------  -------------------------------------------- -----------------------------------
        Service Type                              Charges                                 Duration
------------------------------  -------------------------------------------- -----------------------------------
Accounting                      Euroco shall pay New NTL the following       Until such time as Euroco files
                                hourly fees for work performed for Euroco    its Annual Report on Form 10-K
                                by members of the Accounting Staff:          for the year ended December 31,
                                                                             2002 or April 15, 2003 if earlier.
                                Gregg Gorelick:               $ 399.68

                                New NTL shall use its reasonable
                                commercial efforts to cause the
                                above-named individual to maintain
                                accurate written records of the time spent on Euroco matters. Any invoice by New NTL for such fees shall include copies of such time records.

                                In addition, Euroco shall reimburse New
                                NTL for any documented out-of-pocket costs or expenses incurred by the New NTL Group in connection with providing the applicable service.

                                Without prejudice to the foregoing, New
                                NTL's agreement to reasonably cooperate
                                with Euroco and its advisors in the
                                obtaining of the Exemption is subject to the proviso that New NTL is promptly reimbursed for any out-of-pocket fees and expenses incurred by or on behalf of New
                                NTL (including the fees and expenses of
                                New NTL's advisors) that are attributable to the obtaining of the Exemption

------------------------------ ---------------------------------------------------------------------------------
        Service Type                                             Description
------------------------------ ---------------------------------------------------------------------------------
Financial                      New NTL will provide Euroco with payroll services through its payroll services company and provide Euroco with expense reimbursement services for the seconded employees (provided that Euroco shall be responsible for the prior approval of all expenses claims submitted for reimbursement) and other New NTL employees, as applicable.












------------------------------ ---------------------------------------------------------------------------------
Treasury                       New NTL will make the services of its Treasury department available to Euroco consistent with such department's prior involvement with managing Cablecom's bank facilities and for the management of cash-on-hand at Euroco and for bank reconciliations.  For the avoidance of doubt, this shall not extend to renegotiation or replacement of Cablecom's existing bank facilities.

                               Euroco acknowledges and agrees that all decisions relating to such treasury services shall be made by, and shall be the responsibility of, Euroco and that neither the New NTL Group Companies nor New NTL's personnel shall have any liability for any such decisions.


------------------------------ ---------------------------------------------------------------------------------
Investor Relations             Euroco shall be responsible for the preparation and filing of its own press announcements and results announcements though Euroco shall be entitled to consult New NTL's investor relations personnel in respect thereof.

                               New NTL will make available its Investor Relations personnel to respond to questions from the investment community on Euroco.  New NTL's responsibility in answering such questions will be strictly limited to the reasonably specific information provided by Euroco to such personnel and, periodically notifying
                               Euroco of inquiries received and responses given.  Personnel from both parties will coordinate responses that implicate both parties.

                               New NTL's Investor Relations personnel's details shall not be listed or used by
                               Euroco as specific contacts for governmental authorities, regulatory authorities, the investment community, shareholders, analysts, banks, stockbrokers or others.
------------------------------ ---------------------------------------------------------------------------------
Legal                          Euroco's legal counsel shall have access to New NTL's legal department for the purpose of inquiring about historic transactions.

                               For the avoidance of doubt, New NTL Group and its personnel shall not and shall not be deemed to provide legal advice to Euroco or any Euroco Group Company.




------------------------------ ---------------------------------------------------------------------------------
Office Accommodation           New NTL shall provide the following office space (including heat, power,  light,
                               IT support, telephone, stationery, fax facilities) :

                               Office at Quadrant House for John Gregg to the extent reasonably available.

                               Use of temporary  office space at 110 East 59th Street,  26 Floor,  New York for
                               John Gregg to the extent office space is reasonably available from time to time.

                               Use of office  space at 110 East 59th  Street,  26 Floor,  New York for  Richard
                               Spohn.

                               In addition,  John Gregg shall have access to the services of Janet  Sullivan in the role of personal  assistant  (based at Quadrant House)  consistent with past practice.

                               Services,  including IT support, shall be made available to Euroco to the extent
                               Euroco  personnel  are  utilizing  New NTL offices - but shall be subject to New
                               NTL's  agreements  with third parties (for example,  the provision of IT support shall be limited to the service  provided to New NTL by IBM).  The  provision of
                               IT hardware and software shall be at the cost and  responsibility  of Euroco and shall not be  included as IT support.  In no event  shall the  provision  of any services  to Euroco be to any extent  greater to the  services  received  by New
                               NTL by any service provider.
------------------------------ ---------------------------------------------------------------------------------
Technical Assistance           New NTL will make available technical assistance to NTL Lanbase SL on a basis consistent with prior practice.















------------------------------ ---------------------------------------------------------------------------------
Joint Venture Management       New NTL shall continue to make available the following personnel to answer questions and provide advice regarding the operations of the following joint ventures:

                               The Studio Channel Limited (director Joel Stark, relationship managed by New
                               NTL Content division)

                               ITN News Channel Limited (director Lauren Glotzer, relationship managed by New
                               NTL Content division)

                               Two Way TV Limited (alternate director Alasdair Steele, relationship managed by
                               New NTL Content division and New NTL Corporate Finance department)

                               Global Radio Participations SA (director Peter Douglas, former part-time CFO
                               John Morrish, relationship managed by New NTL's Broadcast division)

                               Radioscape Limited (attendance at Technical Committee and management of relationship by New NTL's Broadcast division)

                               New NTL shall use commercially reasonable efforts to obtain resignations of its employees from Board seats when Euroco requests.

                               Such services shall be provided to Euroco consistent with past practice but New
                               NTL shall not and shall not be deemed to be providing advice to Euroco in respect of the making available of any New NTL personnel to Euroco where such persons make recommendations or give advice to Euroco in respect of the management of such joint ventures.  Euroco acknowledges and agrees that it shall be solely responsible for, and that neither the New NTL Group Companies nor such New NTL personnel shall have any liability in respect of, decisions made on the basis of the recommendations or advice of such New NTL personnel.

------------------------------ ---------------------------------------------------------------------------------


Chart Continued


------------------------------  -------------------------------------------- -----------------------------------
        Service Type                              Charges                                 Duration
------------------------------  -------------------------------------------- -----------------------------------
Financial                      There shall be no charge for expense         Payroll services shall be
                               reimbursement services.                      provided for up to 6 months.

                               Euroco shall pay New NTL the following       Expense reimbursement services
                               hourly fees for work performed for Euroco    shall be provided for so long as
                               by the following persons:                    Euroco utilizes the services of
                                                                            any New NTL personnel.
                               Jenny Goddard -                     $ 98.15
                               Rachel Nissenblatt -               $ 201.93
                               Others -                           $ 219.38

                               In addition, Euroco shall reimburse New
                               NTL for any documented out-of-pocket costs or expenses incurred by the New NTL Group in connection with providing the applicable service.

------------------------------ -------------------------------------------- -----------------------------------
Treasury                       Euroco shall pay New NTL the following       These services, including those
                               hourly fees for work performed for Euroco    of Nigel Roberts, shall be
                               by the following persons:                    provided for up to 12 months.

                               Nigel Roberts -                    $ 472.67
                               Others -                           $ 169.59

                               In addition, Euroco shall reimburse New
                               NTL for any documented out-of-pocket costs
                               or expenses incurred by the New NTL Group
                               in connection with providing the
                               applicable service.
------------------------------ -------------------------------------------- -----------------------------------
Investor Relations             To the extent that responses to be given     Investor relation services shall
                               by New NTL's Investor Relations personnel    be provided for up to 12 months.
                               shall consist of more than directing
                               inquiries to Euroco personnel or Euroco's
                               website, Euroco shall pay New NTL hourly
                               fees of $ 178.62 in respect of the time
                               spent by the relevant personnel in so
                               doing and Euroco shall reimburse New NTL
                               for any direct out -of-pocket expenses.






------------------------------ -------------------------------------------- -----------------------------------
Legal                          In respect of providing information on
                               historic transactions, Euroco shall pay
                               New NTL hourly fees of $ 250 in respect of
                               the time spent by the relevant personnel
                               in so doing. Euroco shall reimburse New
                               NTL for any documented out-of-pocket costs
                               or expenses incurred by the New NTL Group
                               in connection with providing the
                               applicable service.
------------------------------ -------------------------------------------- -----------------------------------
Office Accommodation           No charge for office accommodation for       With respect to Quadrant House,
                               John Gregg.                                  these services shall be provided
                                                                            for up to 12 months.
                               Office space for Richard Spohn shall be
                               charged at a rate of $ 700 per month.        With respect to the New York
                                                                            office for John Gregg, these
                               Charges for specific services will be        services shall be provided for up
                               cost-based related to the time and amount    to 12 months.
                               of such services actually used by Euroco
                               personnel.                                   With respect to the New York
                                                                            office for Richard Spohn, these
                               The services of Janet Sullivan shall be      services shall be provided for up
                               charged at a rate of $ 71.25 per hour.       to 12 months but shall be
                                                                            terminable at any time by New NTL
                                                                            upon giving Euroco not less than
                                                                            one month's notice.

                                                                            With respect to the services of
                                                                            Janet Sullivan, these services
                                                                            shall be provided for up to 12
                                                                            months


------------------------------ -------------------------------------------- -----------------------------------
Technical Assistance           Technical assistance shall be provided on    Technical assistance shall be
                               the basis of the hourly rate for the         provided for up to 12 months.
                               relevant personnel providing the same
                               calculated on the basis of annual salary
                               of individual concerned including
                               contractual bonus and any bonus awarded
                               under a bonus scheme in which they
                               participate divided by 1,880 hours times
                               1.5 in respect of the time spent by the
                               relevant personnel in so doing.

                               In addition, Euroco shall reimburse New
                               NTL for any documented out-of-pocket costs or expenses incurred by the New NTL Group in connection with providing the applicable service.

------------------------------ -------------------------------------------- -----------------------------------
Joint Venture Management       In respect of providing advice, answering    Joint venture services shall be
                               questions and acting as directors of the     provided for a period of up to 12
                               joint ventures, Euroco shall pay New NTL     months.
                               hourly fees of $ 275.09 in respect of the
                               time spent by the relevant personnel in so
                               doing. Euroco shall reimburse New NTL for
                               any documented out-of-pocket costs or
                               expenses incurred by the New NTL Group in
                               connection with providing the applicable
                               service.
------------------------------ -------------------------------------------- -----------------------------------

                                  SCHEDULE 2

                               Parties' Details


Notices shall be addressed as follows:

o            To New NTL:       110 East 59th Street
                               26th Floor
                               New York
                               NY10022
                               USA
                               fax: +1 212 906 8497
                               and marked for the attention of Richard J Lubasch


o            To Euroco         37 Purchase Street
                               Rye
                               New York 10580
                               fax: +1 914 921 2136
                               and marked for the attention of Jeffrey Brodsky

                                  SCHEDULE 3

                                   NTL Logos



ntl:

ntl:

                                  SCHEDULE 4

                                 The Secondees


Name of Secondee           Secondment Period          Secondment Fees
                                                      (US $ per week)
Jeff Wyman                 *                                      6,129.33
Andrew McAleavey           *                                      3,694.22
David McGowan              **                                     7,361.62
Hamid Heidary              **                                    10,606.00
Steve Wagner               **                                     9,687.38

* One (1) year; provided that the Secondment Period may be (i) terminated on not less than thirty (30) days prior written notice by Euroco to New NTL (such notice to expire no earlier than the date which is four months following the Effective Date); and (ii) extended for up to an additional one (1) year period upon the written notice of Euroco delivered to New NTL not less than ninety (90) days prior to the first anniversary of the Effective Date.

** Same as above, but in no event longer than their secondment to iesy.

                                       /s/ Richard J. Lubasch
                                       ----------------------------------
SIGNED BY                        )     Name: Richard J. Lubasch
for and on behalf of             )     Title: Executive Vice President,
NTL INCORPORATED                 )            General Counsel and Secretary






                                       /s/ Jeffrey Brodsky
                                       ----------------------------------
SIGNED BY                        )     Name: Jeffrey Brodsky
for and on behalf of             )     Title: President and Chief Executive
NTL EUROPE, INC.                 )            Officer